Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 12

APRIL 27, 2015	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS 15% GROWTH IN FIRST QUARTER EARNINGS

Jasper, Indiana - April 27, 2015 -- German American Bancorp, Inc. (NASDAQ: GABC) today reported that the Company’s first quarter earnings increased by 15%, on a earnings per share basis, over earnings reported for the first quarter of the prior year. Net income in the first quarter of 2015 was $7.3 million, or $0.55 per share, as compared to first quarter 2014 net income of $6.3 million, or $0.48 per share.

Driven by a combination of an increased level of net interest income and non-interest income and a reduced level of non-interest operating expenses and provision for loan losses, the current first quarter earnings performance was the third consecutive quarter in which the Company’s net income exceeded $7.0 million.

In the first quarter of 2015, as compared with the first quarter of 2014, net interest income increased by $353,000, largely attributable to growth in earning assets and in particular growth of the loan portfolio, while the provision for loan loss expense declined by $100,000. The $861,000 increase in total non-interest income during the current quarter was primarily attributable to a $273,000 increase from net gains on sales of loans, driven by approximately a 50% increase in the level of loan sales, and a $235,000 increase in the net gains from the sale of securities. Other operating income increased by $186,000 as compared to the first quarter of the prior year, largely related to fees and fair value adjustments associated with interest rate swap transactions with loan customers.

Total non-interest expenses, during the first quarter of 2015, decreased by $257,000 relative to the expense levels during the first quarter of 2014. The decreased level of non-interest expenses was primarily attributable to a $120,000 reduced level of occupancy expenses largely associated with weather related expenses and the opening of a full service financial center in Columbus, Indiana in the prior year and a $173,000 reduction in data processing fees in the current quarter generally related to elevated costs in the first quarter of 2014 associated with the implementation of new commercial and retail digital banking platforms. Additionally, other operating expense declined by $186,000 during the current quarter, primarily attributable to a lower level of collection costs, intangible amortization decreased by $103,000, and professional fees declined by $48,000. Somewhat offsetting the previously noted reduced level of operating expenses was a $401,000 increase in Salaries and Employee Benefits in 2015 related to performance-based incentive plan costs.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 12

Commenting on the German American’s current quarter performance, Company Chairman & CEO, Mark A. Schroeder, stated, “We’re very encouraged that our strong 15% year-over-year earnings growth was attributable to a number of positive factors, including the continuation of solid growth and exceptional asset quality within our loan portfolio along with enhanced non-interest income and reduced non-interest expenses across a number of our revenue sources and operating expense categories. We were very pleased with the continuation, during the quarter, of both existing and prospective clients not only moving more of their banking business to German American but also, in increasing numbers, utilizing the product and services within our insurance, investment, and trust lines of business. We believe these positive factors bode well for our ability to drive continued future growth within German American’s client base throughout our market area.”

The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.17 per share which will be payable on May 20, 2015 to shareholders of record as of May 10, 2015.

Balance Sheet Highlights

Total assets for the Company totaled $2.240 billion at March 31, 2015, an increase of $3.1 million compared with December 31, 2014 and an increase of $93.8 million, or 4%, compared with March 31, 2014.

March 31, 2015 loans outstanding showed a modest decline of $1.1 million or less than 1% on an annualized basis, compared with December 31, 2014, and increased $83.7 million, or 6%, compared to March 31, 2014 total loans outstanding. The modest reduction in loans during the first quarter of 2015 compared with year-end 2014 was largely related to a seasonal decline in agricultural loans.

End of Period Loan Balances	3/31/2015	12/31/2014	3/31/2014
(dollars in thousands)

Commercial & Industrial Loans	$388,249	$380,079	$344,045
Commercial Real Estate Loans	581,394	583,086	589,193
Agricultural Loans	212,735	216,774	174,651
Consumer Loans	132,107	134,847	128,024
Residential Mortgage Loans	136,399	137,204	131,271
	$1,450,884	$1,451,990	$1,367,184

Non-performing assets totaled $6.4 million at March 31, 2015 compared to $6.5 million of non-performing assets at December 31, 2014 and $12.6 million at March 31, 2014. Non-performing assets represented 0.29% of total assets at March 31, 2015 and December 31, 2014 compared to 0.59% of total assets at March 31, 2014.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 12

Non-performing loans totaled $6.1 million at March 31, 2015 compared to $6.1 million at December 31, 2014 and compared to $11.8 million of non-performing loans at March 31, 2014. Non-performing loans represented 0.42% of total loans at March 31, 2015 and December 31, 2014 compared with 0.86% of total loans outstanding at March 31, 2014.

Non-performing Assets
(dollars in thousands)
	3/31/2015	12/31/2014	3/31/2014
Non-Accrual Loans	$5,943	$5,970	$11,776
Past Due Loans (90 days or more)	131	140	16
Total Non-Performing Loans	6,074	6,110	11,792
Other Real Estate	324	356	770
Total Non-Performing Assets	$6,398	$6,466	$12,562

Restructured Loans	$2,686	$2,726	$2,246

The Company’s allowance for loan losses totaled $15.2 million at March 31, 2015 compared to $14.9 million at December 31, 2014 representing an increase of $240,000, or 6%, on an annualized basis compared to year-end 2014 and a decline of $315,000, or 2%, compared with March 31, 2014. The allowance for loan losses represented 1.05% of period-end loans at March 31, 2015 compared with 1.03% of period-end loans at December 31, 2014 and 1.13% of period-end loans at March 31, 2014. Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller. The Company held a discount on acquired loans of $3.7 million as of March 31, 2015, $4.1 million at December 31, 2014 and $5.4 million at March 31, 2014.

Total deposits increased $20.6 million, or 5% on an annualized basis, as of March 31, 2015 compared with December 31, 2014 total deposits and increased by $32.6 million, or 2%, compared with March 31, 2014.

End of Period Deposit Balances	3/31/2015	12/31/2014	3/31/2014
(dollars in thousands)

Non-interest-bearing Demand Deposits	$426,373	$428,016	$409,630
IB Demand, Savings, and MMDA Accounts	1,009,368	1,018,320	1,015,711
Time Deposits < $100,000	193,665	198,916	216,227
Time Deposits > $100,000	170,993	134,509	126,207
	$1,800,399	$1,779,761	$1,767,775

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 12

Results of Operations Highlights – Quarter ended March 31, 2015

Net income for the quarter ended March 31, 2015 totaled $7,306,000 or $0.55 per share, an increase of $1,001,000, or 15% on a per share basis, from the first quarter of 2014 net income of $6,305,000 or $0.48 per share and a decline of $338,000, or 5% on a per share basis, from the fourth quarter of 2014 net income of $7,644,000 or $0.58 per share.

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31, 2015			December 31, 2014			March 31, 2014

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$16,508	$3	0.08%	$15,737	$4	0.10%	$12,149	$3	0.10%
Securities	635,849	4,379	2.75%	625,085	4,361	2.79%	622,127	4,260	2.74%
Loans and Leases	1,443,886	16,389	4.60%	1,437,071	16,908	4.67%	1,371,361	16,018	4.73%
Total Interest Earning Assets	$2,096,243	$20,771	4.00%	$2,077,893	$21,273	4.07%	$2,005,637	$20,281	4.08%

Liabilities
Demand Deposit Accounts	$427,404			$428,914			$405,386
IB Demand, Savings, and
MMDA Accounts	$1,016,288	$311	0.12%	$1,055,393	$334	0.13%	$1,041,009	$321	0.13%
Time Deposits	359,844	682	0.77%	337,613	696	0.82%	340,160	715	0.85%
FHLB Advances and Other Borrowings	170,049	458	1.09%	141,779	471	1.32%	130,727	449	1.39%
Total Interest-Bearing Liabilities	$1,546,181	$1,451	0.38%	$1,534,785	$1,501	0.39%	$1,511,896	$1,485	0.40%

Cost of Funds			0.28%			0.29%			0.30%
Net Interest Income		$19,320			$19,772			$18,796
Net Interest Margin			3.72%			3.78%			3.78%

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 12

During the quarter ended March 31, 2015, net interest income totaled $18,549,000 representing a decline of $482,000, or 3%, from the quarter ended December 31, 2014 net interest income of $19,031,000 and an increase of $353,000, or 2%, compared with the quarter ended March 31, 2014 net interest income of $18,196,000. The tax equivalent net interest margin for the quarter ended March 31, 2015 was 3.72% compared to 3.78% in the fourth quarter of 2014 and first quarter of 2014. The decline in net interest income during the first quarter of 2015 compared with the fourth quarter of 2014 was primarily attributable to lower yields on earning assets and a lesser number of days in the first quarter of 2015 than in the fourth quarter of 2014. The increase in net interest income during the first quarter of 2015 compared with the first quarter of 2014 was largely attributable to growth in earning assets and in particular growth of the loan portfolio.

Accretion of loan discounts on acquired loans contributed approximately 7 basis points on an annualized basis to the net interest margin in first quarter of 2015, 8 basis points in the fourth quarter of 2014, and 5 basis points in the first quarter of 2014.

During the quarter ended March 31, 2015, the provision for loan loss totaled $250,000 representing an increase of $650,000 compared to the negative provision of $400,000 during the fourth quarter of 2014 and was a decline of $100,000, or 29%, from the provision during the first quarter of 2014. During the first quarter of 2015, the provision for loan loss represented approximately 7 basis points of average loans on an annualized basis. During the first quarter of 2015, the Company had net charge-offs of $10,000 representing less than 1 basis point of average loans on an annualized basis.

During the quarter ended March 31, 2015, non-interest income totaled $7,142,000, an increase of $1,425,000 or 25%, compared with the quarter ended December 31, 2014, and an increase of $861,000, or 14%, compared with the first quarter of 2014.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 12

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	3/31/2015	12/31/2014	3/31/2014
(dollars in thousands)

Trust and Investment Product Fees	$984	$947	$922
Service Charges on Deposit Accounts	1,137	1,277	1,061
Insurance Revenues	2,545	1,478	2,556
Company Owned Life Insurance	205	223	201
Interchange Fee Income	483	494	447
Other Operating Income	576	439	390
Subtotal	5,930	4,858	5,577
Net Gains on Loans	749	417	476
Net Gains on Securities	463	442	228
Total Non-interest Income	$7,142	$5,717	$6,281

Insurance revenues increased $1,067,000, or 72%, during the quarter ended March 31, 2015, compared with the fourth quarter of 2014 and decreased $11,000, or less than 1%, compared with the first quarter of 2014. The increase during the first quarter of 2015 compared with the fourth quarter of 2014 was due to increased contingency revenue. Contingency revenue during the first quarter of 2015 totaled $949,000 compared with no contingency revenue during the fourth quarter of 2014, and $1,050,000 during the first quarter of 2014. The fluctuation in contingency revenue is a normal course of business type of variance and is reflective of claims and loss experience with insurance carriers that the Company represents through its property and casualty insurance agency. Typically the majority of contingency revenue is recognized during the first quarter of the year.

Other operating income increased $137,000, or 31%, during the first quarter of 2015 compared with the fourth quarter of 2014 and increased $186,000 or 48% compared with the first quarter of 2014. The variance in both comparative periods was largely related to fees and fair value adjustments associated with interest rate swap transactions with loan customers.

Net gains on sales of loans increased $332,000, or 80%, during the first quarter of 2015 compared with the fourth quarter of 2014 and increased $273,000 or 57% compared with the first quarter of 2014. Loan sales totaled $32.7 million during the first quarter of 2015, compared with $27.1 million during the fourth quarter of 2014 and $21.9 million during the first quarter of 2014.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 12

During the first quarter of 2015, the Company realized a net gain on the sale of securities of $463,000 compared with a net gain of $442,000 during the fourth quarter of 2014 and $228,000 during the first quarter of 2014.

During the quarter ended March 31, 2015, non-interest expense totaled $14,833,000, an increase of $431,000, or 3%, compared with the quarter ended December 31, 2014, and a decline of $257,000, or 2%, compared with the first quarter of 2014.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	3/31/2015	12/31/2014	3/31/2014
(dollars in thousands)

Salaries and Employee Benefits	$8,825	$8,425	$8,424
Occupancy, Furniture and Equipment Expense	1,705	1,799	1,825
FDIC Premiums	282	285	275
Data Processing Fees	837	783	1,010
Professional Fees	644	533	692
Advertising and Promotion	443	342	478
Intangible Amortization	245	279	348
Other Operating Expenses	1,852	1,956	2,038
Total Non-interest Expense	$14,833	$14,402	$15,090

Salaries and benefits increased $400,000, or 5%, during the quarter ended March 31, 2015 compared with the fourth quarter of 2014 and increased $401,000, or 5%, compared with the first quarter of 2014. The increase in salaries and benefits during the first quarter of 2015 compared with the fourth quarter of 2014 was primarily attributable to incentive plan costs and benefits and payroll taxes that are directly attributable to the levels of cash compensation paid. The increase in salaries and benefits during the first quarter of 2015 compared with the first quarter of 2014 was largely attributable to incentive plan costs.

Data processing fees increased $54,000, or 7%, during the first quarter of 2015 compared with the fourth quarter of 2014 and decreased $173,000, or 17%, compared with the first quarter of 2014. The decline in the data processing fees during the first quarter of 2015 compared with the first quarter of 2014 was related to elevated costs associated with the implementation of new commercial and retail digital banking platforms in the first quarter of 2014.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 12

Other operating expenses declined $104,000, or 5%, during the first quarter of 2015 compared with fourth quarter of 2014 and declined $186,000, or 9%, compared with the first quarter of 2014. The decline in both comparative periods was primarily attributable to a lower level of collection costs in the first quarter of 2015.

About German American

German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) financial services holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bancorp, operates 37 retail and commercial banking offices in 13 southern Indiana counties. The Company also owns a trust, brokerage, and financial planning subsidiary (German American Financial Advisors & Trust Company) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 12

Cautionary Note Regarding Forward-Looking Statements

The Company’s statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, descriptions of the levels of loan and banking service demand and economic strength that management is seeing in its geographical banking footprint.  Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; and the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends.  Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company.  Readers are cautioned not to place undue reliance on these forward-looking statements.  It is intended that these forward-looking statements speak only as of the date they are made.  We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	March 31, 2015	December 31, 2014	March 31, 2014
ASSETS
Cash and Due from Banks	$34,277	$33,481	$44,159
Short-term Investments	26,590	8,965	8,991
Interest-bearing Time Deposits with Banks	100	100	100
Investment Securities	619,673	631,179	613,354

Loans Held-for-Sale	6,290	6,311	9,844

Loans, Net of Unearned Income	1,447,013	1,447,982	1,364,505
Allowance for Loan Losses	(15,169)	(14,929)	(15,484)
Net Loans	1,431,844	1,433,053	1,349,021

Stock in FHLB and Other Restricted Stock	7,200	7,040	9,004
Premises and Equipment	39,370	39,930	39,983
Goodwill and Other Intangible Assets	22,365	22,610	23,516
Other Assets	52,514	54,430	48,418
TOTAL ASSETS	$2,240,223	$2,237,099	$2,146,390

LIABILITIES
Non-interest-bearing Demand Deposits	$426,373	$428,016	$409,630
Interest-bearing Demand, Savings, and Money Market Accounts	1,009,368	1,018,320	1,015,711
Time Deposits	364,658	333,425	342,434
Total Deposits	1,800,399	1,779,761	1,767,775

Borrowings	178,825	206,064	159,991
Other Liabilities	23,391	22,450	11,883
TOTAL LIABILITIES	2,002,615	2,008,275	1,939,649

SHAREHOLDERS' EQUITY
Common Stock and Surplus	122,103	121,876	121,379
Retained Earnings	109,118	104,058	88,361
Accumulated Other Comprehensive Income (Loss)	6,387	2,890	(2,999)
TOTAL SHAREHOLDERS' EQUITY	237,608	228,824	206,741

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,240,223	$2,237,099	$2,146,390

END OF PERIOD SHARES OUTSTANDING	13,251,470	13,215,800	13,208,240

BOOK VALUE PER SHARE	$17.93	$17.31	$15.65

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
INTEREST INCOME
Interest and Fees on Loans	$16,299	$16,831	$15,944
Interest on Short-term Investments and Time Deposits	3	4	3
Interest and Dividends on Investment Securities	3,698	3,697	3,734
TOTAL INTEREST INCOME	20,000	20,532	19,681

INTEREST EXPENSE
Interest on Deposits	993	1,030	1,036
Interest on Borrowings	458	471	449
TOTAL INTEREST EXPENSE	1,451	1,501	1,485

NET INTEREST INCOME	18,549	19,031	18,196
Provision for Loan Losses	250	(400)	350
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	18,299	19,431	17,846

NON-INTEREST INCOME
Net Gain on Sales of Loans	749	417	476
Net Gain on Securities	463	442	228
Other Non-interest Income	5,930	4,858	5,577
TOTAL NON-INTEREST INCOME	7,142	5,717	6,281

NON-INTEREST EXPENSE
Salaries and Benefits	8,825	8,425	8,424
Other Non-interest Expenses	6,008	5,977	6,666
TOTAL NON-INTEREST EXPENSE	14,833	14,402	15,090

Income before Income Taxes	10,608	10,746	9,037
Income Tax Expense	3,302	3,102	2,732

NET INCOME	$7,306	$7,644	$6,305

BASIC EARNINGS PER SHARE	$0.55	$0.58	$0.48
DILUTED EARNINGS PER SHARE	$0.55	$0.58	$0.48

WEIGHTED AVERAGE SHARES OUTSTANDING	13,221,455	13,211,120	13,179,188
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	13,237,493	13,232,607	13,203,701

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended
		March 31,	December 31,	March 31,
		2015	2014	2014
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.31%	1.39%	1.18%
	Annualized Return on Average Equity	12.53%	13.60%	12.33%
	Net Interest Margin	3.72%	3.78%	3.78%
	Efficiency Ratio (1)	56.05%	56.50%	60.18%
	Net Overhead Expense to Average Earning Assets (2)	1.47%	1.67%	1.76%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	—%	0.07%	(0.16)%
	Allowance for Loan Losses to Period End Loans	1.05%	1.03%	1.13%
	Non-performing Assets to Period End Assets	0.29%	0.29%	0.59%
	Non-performing Loans to Period End Loans	0.42%	0.42%	0.86%
	Loans 30-89 Days Past Due to Period End Loans	0.31%	0.25%	0.25%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$2,227,107	$2,204,947	$2,132,809
	Average Earning Assets	$2,096,243	$2,077,893	$2,005,637
	Average Total Loans	$1,443,886	$1,437,071	$1,371,361
	Average Demand Deposits	$427,404	$428,914	$405,386
	Average Interest Bearing Liabilities	$1,546,181	$1,534,785	$1,511,896
	Average Equity	$233,175	$224,885	$204,617

	Period End Non-performing Assets (3)	$6,398	$6,466	$12,562
	Period End Non-performing Loans (4)	$6,074	$6,110	$11,792
	Period End Loans 30-89 Days Past Due (5)	$4,547	$3,632	$3,386

	Tax Equivalent Net Interest Income	$19,320	$19,772	$18,796
	Net Charge-offs during Period	$10	$263	$(550)

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.